Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

CROSS MATCH TECHNOLOGIES, INC.

Cross Match Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. The name of the corporation is Cross Match Technologies, Inc.

2. The name under which the corporation was originally incorporated was Cross Match Technologies, Inc., and the original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 12, 2002.

3. This Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the corporation, as heretofore amended or supplemented.

4. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by written consent of the stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

5. The text of the certificate of incorporation is restated in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Cross Match Technologies, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “Delaware

General Corporation Law”). The Corporation shall have all powers necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE IV

CAPITAL STOCK

The Corporation shall have the authority to issue a total of two hundred ten million (210,000,000) shares of capital stock, each with a par value of $0.01, consisting of two hundred million (200,000,000) shares of Common Stock (“Common Stock”) and ten million (10,000,000) shares of Preferred Stock (“Preferred Stock”). Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock and Preferred Stock may, without a class or series vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the Corporation’s outstanding capital stock entitled to vote, voting together as a single class.

ARTICLE V

COMMON STOCK

Except as required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, powers and privileges, subject to the same qualifications, limitations and restrictions. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock set forth in this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock).

ARTICLE VI

PREFERRED STOCK

Section A. Preferred Stock. The Corporation is expressly authorized, subject to the rights, if any (fixed in accordance with the provisions of Section A of this Article VI), of the holders of any then outstanding shares of Preferred Stock, to issue shares of Preferred Stock from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation (the “Board”), each of such series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority, subject to the rights, if any (fixed in accordance with the provisions of this Section A of this Article VI), of the holders of any then outstanding shares of Preferred Stock, to fix, by resolution or resolutions adopted by the Board providing for the issuance of such series and by filing a certificate pursuant to the Delaware General Corporation Law, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board in the resolution or resolutions establishing such series) may be increased (but not above the total number of shares of Preferred Stock authorized for issuance) or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board.

2. The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative, and the dates at which any such dividends shall be payable.

3. The right, if any, of the holders of such series of Preferred Stock to convert such series into, or to exchange or redeem such series for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion, exchange or redemption price or prices or rate or rates, any adjustments thereof, the date or dates at which such series shall be convertible, exchangeable or redeemable and all other terms and conditions of such conversion, exchange or redemption.

4. Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed.

5. The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation.

6. The terms and amount of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of Preferred Stock.

7. The voting powers of the holders of such series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

8. Any other rights, powers and preferences of shares of such series of Preferred Stock as are permitted by law.

Section B. Rights of Preferred Stock.

1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Section A of this Article VI), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Section A of this Article VI), and subject further to any other conditions that may be fixed in accordance with the provisions of Section A of this Article VI, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends, as may be declared from time to time by the Board, out of any assets legally available for the payment of dividends thereon.

2. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Section A of this Article VI), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Section A of this Article VI), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section A of this Article VI granting the holders of one or more series of Preferred Stock exclusive or special voting powers with respect to any matter, each holder of Common Stock shall have one vote with respect to each share of Common Stock held on all matters voted upon by the stockholders, provided, however, that except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either voting separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the Delaware General Corporation Law.

ARTICLE VII

BYLAWS

In furtherance and not in limitation of the powers conferred upon the Board by the Delaware General Corporation Law, the Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws may be made, by the affirmative vote of a majority of the directors constituting the entire Board. The Bylaws of the Corporation may also be altered, amended or repealed, and new Bylaws may be made, by the stockholders of the Corporation by the affirmative vote of the holders of a majority in voting power of the Corporation’s outstanding capital stock entitled to vote at an election of directors, voting together as a single class; provided, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

ARTICLE VIII

BOARD OF DIRECTORS

Section A. Management of Business and Affairs of the Corporation; Voting. The business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided in this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock), each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

Section B. Classified Board. The Board, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article VI hereof, shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then-authorized number of directors constituting the Board permits, with the term of office of one class expiring each year. Class I directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the year 2008, Class II directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the year 2009, and Class III directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in the year 2010. Members of each class shall hold office until the annual meeting for the year in which their term expires and until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected in accordance with this Article VIII to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Section C. Election. The directors of the Corporation shall not be required to be elected by written ballots unless the Bylaws of the Corporation so provide.

Section D. Vacancies. Except as otherwise provided by law or fixed pursuant to Article VI hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors, any newly created directorship shall be filled only by the affirmative vote of the majority of the remaining directors then in office, provided that a quorum of the Board is present, and any vacancy on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected to fill a newly-created directorship of a class shall hold office for a term that shall coincide with the remaining term of such class, and any director elected otherwise in accordance with the preceding sentence shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Section E. Directors Elected by Holders of Preferred Stock. Notwithstanding the foregoing provisions of this Article VIII, whenever, pursuant to the provisions of Article VI hereof, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and any Certificate of Designation applicable thereto.

Section F. Number of Directors Constituting the Board. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided by law or fixed pursuant to the provisions of Article VI hereof, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Preferred Stock, the terms of office of all such additional directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly. Except as otherwise provided by law or fixed pursuant to Article VI hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than four (4) nor more than fifteen (15), with the then-authorized number of directors being fixed from time to time by a resolution adopted by the affirmative vote of a majority of the entire Board.

ARTICLE IX

NO ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

Except as otherwise provided for or fixed pursuant to the provisions of Article VI hereof relating to the rights of the holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

ARTICLE X

DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No modification or repeal of the provisions of this Article X shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

ARTICLE XI

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Restated Certificate of Incorporation or the Delaware General Corporation Law, and all rights herein conferred upon stockholders are granted subject to such reservation.

*        *         *

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed on its behalf this ____ day of , 2007.

CROSS MATCH TECHNOLOGIES, INC.

By:
Name: William A. Smith II Title: Senior Vice President and General Counsel